As filed with the Securities and Exchange Commission on September 24, 2008

Registration No. 333-130104

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADOBE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0019522
(State of Incorporation)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Address of Principal Executive Offices)

Adobe Systems Incorporated 1996 Outside Directors Stock Option Plan

(Full title of the plan)

Mark Garrett
Executive Vice President and Chief Financial Officer
Adobe Systems Incorporated
345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Stuart Fagin, Esq.
Adobe Systems Incorporated
345 Park Avenue

San Jose, California  95110
(408) 536-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-130104), the Registrant hereby deregisters 785,000 shares of its common stock previously registered for offer and sale under the Adobe Systems Incorporated 1996 Outside Directors Stock Option Plan (the “1996 Plan”). The deregistered shares represent shares remaining available for grant upon the termination of the 1996 Plan and shares subject to options granted under the 1996 Plan that expired, were canceled or terminated without having been exercised. The Registrant amended, effective April 9, 2008, the Adobe Systems Incorporated 2003 Equity Incentive Plan (the “2003 Plan”), to expand the eligible class of participants under the 2003 Plan to include non-employee directors, merge the share reserve of the 1996 Plan into the 2003 Plan and terminate the 1996 Plan. The 2003 Plan is the successor of the Registrant’s 1996 Plan. Under the terms of the 2003 Plan, the shares deregistered hereby are available for grant under the 2003 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 24, 2008.

ADOBE SYSTEMS INCORPORATED

By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Garrett and Karen Cottle, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, as this Post-Effective Amendment to the Registration Statement has been signed on September 24, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ John E. Warnock	Chairman of the Board
John E. Warnock

/s/ Charles M. Geschke	Chairman of the Board
Charles M. Geschke

/s/ Shantanu Narayen	President and Chief Executive Officer and Director
Shantanu Narayen	(Principal Executive Officer)

/s/ Mark Garrett	Executive Vice President and Chief Financial
Mark Garrett	Officer (Principal Financial Officer)

/s/ Richard Rowley	Vice President and Corporate Controller (Principal
Richard Rowley	Accounting Officer)

/s/ Edward W. Barnholt	Director
Edward W. Barnholt

Director
Robert K. Burgess

Director
Michael R. Cannon

/s/ James E. Daley	Director
James E. Daley

/s/ Carol Mills	Director
Carol Mills

/s/ Colleen M. Pouliot	Director
Colleen M. Pouliot

/s/ Robert Sedgewick	Director
Robert Sedgewick

/s/ Delbert W. Yocam	Director
Delbert W. Yocam

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